JANUARY 31, 200l AMENDMENT TO
                           PARTICIPATION AGREEMENT
                                    AMONG
                 INVESCO FUNDS GROUP, INC., INVESCO VARIABLE
                 INVESTMENT FUNDS, INC. AND CONSECO VARIABLE
                           INSURANCE COMPANY, INC.

     For good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree to amend the July 19, 1996 Participation Agreement among Invesco Funds Group, Inc., Invesco Variable Investment Funds, Inc. and Conseco Variable Insurance Company and Conseco Variable Insurance Company as follows:

1. Schedule A thereto is hereby modified by adding one new segregated asset account of the Conseco Variable Insurance Company to that schedule, which shall read as follows:

                                  SCHEDULE A

                          SEGREGATED ASSET ACCOUNTS

-Conseco Variable Annuity Account C
-Conseco Variable Annuity Account E
-Conseco Variable Annuity Account F
-Conseco Variable Annuity Account G
-Conseco Variable Annuity Account H
-Conseco Variable Annuity Account I
-Conseco Variable Account L

2.    All other terms of the Agreement shall remain in full force and effect.
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      IN WITNESS  WHEREOF,  each of the parties hereto has caused this Amendment to be executed in its name and on its behalf by its duly authorized representative as of this date, February 2, 200l.

                                    INVESCO VARIABLE INVESTMENT
                                    FUNDS, INC.

                                    By: /s/ Ronald L. Grooms
                                    ------------------------
                                    Name:  Ronald L. Grooms
                                    Title: Treasurer


                                    INVESCO FUNDS GROUP, INC.

                                    By: /s/ Ronald L. Grooms
                                    ------------------------
                                    Name:  Ronald L. Grooms
                                    Title: Senior Vice President


                                    CONSECO VARIABLE INSURANCE
                                    COMPANY

                                    By: /s/ Lisa Nordhoff
                                    ---------------------
                                    Lisa Nordhoff
                                    Vice President